UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

26828 Maple Valley Highway #297
Maple Valley Washington	98038
(Address of principal executive offices)	(Zip Code)

(425) 458-4510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2010, our board of directors accepted the resignation of Kevin Pritchard as a director and appointed H. Tate Holt to our board of directors. In connection with that appointment, Mr. Holt was also appointed as the chairman of our board of directors and elected chief executive officer.

Mr. Holt, 58, previously served as chief executive officer of NetBooks, Inc., dba Working Point, an online small business management software developer, from 2008-2010.  Prior to Working Point, he served as president of the international division of SoftBrands Hospitality, an enterprise software company, and as president and CEO of NewStar, Ltd., a developer of satellite-based SMS technology.

The terms of Mr. Holt’s employment agreement have not been finalized.  There were no arrangements or understandings between Mr. Holt and any other persons pursuant to which Mr. Holt was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Etelos, Inc.

Date: October 21, 2010	By	/s/ Kennedy A. Brooks
Kennedy A. Brooks
Vice President & General Counsel